                                                                    Exhibit 3.7




                              STATE OF TENNESSEE
                          --------------------------

                         CERTIFICATE OF INCORPORATION
                          --------------------------


Name.             First.      The name of the corporation is

                              ARROW EQUIPMENT CO., INC.

Address.          Second.     The address of the principal office of this
                              corporation in the State of Tennessee is

                              635 Hernando Street, Memphis, Tennessee.

Business.         Third.      The general nature of the business to be
                              transacted by this corporation is Lease or rent, repair and service, and manufacture, purchase or sell trucks and trailers, truck and trailer bodies and highway motor equipment; [and generally deal in renting or leasing, repairing, servicing, manufacturing, purchasing and selling trucks and trailer equipment, and highway motor equipment] and accessories and component parts; also generally deal in trucks and trailers, in truck and trailer parts, repairs, service, equipment and sell and exchange of trucks, trailers, truck and trailer highway and motor equipment, accessories and parts.


Stock, with       Fourth.     The maximum number of shares of stock
Classification                which this corporation is authorized
and Distinguish-              to have outstanding at any time is Five
ing Character-                hundred (500) shares of common stock of
istics, if any.               One Hundred Dollars ($100.00) per share with full
                              voting rights.


Initial           Fifth.      The amount of capital with which this
Capital.                      corporation will begin business shall be (not less
                              than One Thousand) Fifty Thousand Dollars; and when such amount so fixed shall have been subscribed for, all subscriptions of the stock of this corporation shall be enforceable and it may proceed to do business in the same manner and as fully as though the maximum number of shares authorized under the provisions of the preceding section hereof shall have been subscribed for.

Duration.         Sixth.      The time of existence of this corporation shall be
                              perpetual.

Other Provi-      Seventh.
sions, (See
Sec. 5, Sub-
section 7 of
the Corporation
Act of 1929.)




            We, the undersigned, apply to the State of Tennessee, by virtue of the laws of the land, for a Charter of Incorporation for the purposes and with the powers, etc., declared in the foregoing instrument.

            Witness our hands this 15th day of June, 1954.

Subscribing Witness:                      Nathan A. Carter, Jr.
                                          Nathan A. Carter, Jr.
                                          Sarah Martin Carter
                                          Sarah Martin Carter
                                          C. A. Davis, Jr.
                                          C. A. Davis, Jr.

STATE OF TENNESSEE, COUNTY OF Shelby

            Personally appeared before me the undersigned (Clerk of the County Court or Notary Public) the within-named incorporations, Nathan A. Carter, Jr., Sarah Martin Carter, and C. A Davis, Jr. with whom I am personally acquainted, and who acknowledged that they executed the within application for a Charter of Incorporation for the purposes therein contained and expressed.

            Witness my hand and official seal at office in Memphis, Tennessee, this 15th day of June, 1954.


                                    ----------------------------------
                                    C. A. Davis
                                    (Signature of Notary Public)

(If Notary Public) My Commission expires 12 day of July, 1956.

                                    (Official Title)  Notary Public

            I, Edward Friar, Secretary of State, do certify that this Charter, with certificate attached, the contents of which is a true copy, was this day registered and certified by me.

            This 16th day of June, 1954         G. EDWARD FRIAR, Secretary of
State.                                          Fee $20.00

                     AMENDMENT TO CHARTER OF INCORPORATION

                                      OF

               ARROW EQUIPMENT CO., INC., OF MEMPHIS, TENNESSEE

                        ------------------------------


            WHEREAS, at a called meeting of the Board of Directors of the Arrow Equipment Co., Inc., said meeting having been properly called and held at the office of the company at 635 Hernando Street, Memphis, Tennessee, a resolution was passed by the Board of Directors of said corporation declaring it advisable to increase the authorized capital stock of the corporation from five hundred
(500) shares of common stock of One Hundred Dollars ($100.00) per share with full voting rights, to One thousand (1,000) shares of common stock of One Hundred Dollars ($100.00) per share with full voting rights, and

            WHEREAS, at a meeting of the stockholders of the Arrow Equipment Co., Inc. properly called and held at the office of said company at 635 Hernando Street, Memphis, Tennessee, at which meeting all of the stockholders of said corporation were present in person, a resolution was unanimously passed authorizing the Directors of said Corporation to apply to the State of Tennessee for an amendment to the charter of said corporation whereby the authorized capital stock of the corporation is increased to one thousand (1,000) shares of common stock of One Hundred Dollars ($100.00) per share with full voting rights, which resolution has been duly entered upon the minutes of said corporation, and

            WHEREAS, at a subsequently called meeting of the Board of Directors of said Corporation, properly called and held at the office of said corporation at 635 Hernando Street, Memphis, Tennessee, the Board of Directors of said Corporation, by proper resolution properly entered upon the minutes of said corporation authorized and directed N. A. Carter, Jr. as President, and C. A. Davis as Secretary of the Corporation to execute proper certificate applying for amendment of the charter of the corporation for the purposes set out in the resolution.

            NOW THEREFORE, we, the undersigned, comprising the Board of Directors and the President and Secretary respectively of the Arrow Equipment Co., Inc., of 635 Hernando Street, Memphis, Tennessee, hereby apply to the State of Tennessee for an amendment to the charter of incorporation for the purpose of increasing the authorized capital stock of the corporation from five hundred
(500) shares of common stock of One Hundred Dollars ($100.00) per share with full voting rights, to one thousand (1,000) shares of common stock of One Hundred Dollars ($100.00) per shares with full voting rights.

            WITNESS our hands at memphis, Tennessee, this 27th day of October, 1954.


                                                N. A. CARTER, JR.
                                          -------------------------------
                                          N. A. Carter, Jr.     President

      N. A. CARTER, JR.
- -------------------------------
N. A. Carter, Jr.      Director
                                                C. A. DAVIS
                                          -------------------------------
                                          C. A Davis            Secretary
      SARAH MARTIN CARTER
- -------------------------------
Sarah Martin Carter    Director

      C. A. DAVIS
- -------------------------------
C. A Davis             Director


STATE OF TENNESSEE
COUNTY OF SHELBY


            Personally appeared before me, the undersigned Notary Public, the within named directors and officers, N. A. Carter, Jr., Sarah Martin Carter and
C. A. Davis, Directors, and N. A. Carter, Jr., President and C. A. Davis, Secretary, with each of whom I am personally acquainted and who acknowledged they executed the within application for an amendment to the Charter of Incorporation for the purposes therein contained and expressed.

            WITNESS my hand and Notarial Seal at office at Memphis, Tennessee, this the 27 day of October, 1954.


(SEAL)                                            CHARLES A. WALT
                                          -------------------------------
                                                    Notary Public

My commission expires 3-30-56.


            I, G. EDWARD FRIAR, Secretary of State, do hereby certify that this amendment to charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me. This the 28th day of October, 1954.

                                          G. EDWARD FRIAR,

                                          SECRETARY OF STATE

                                                FEE:  $20.00

                    AMENDMENT TO CHARTER OF INCORPORATION

                                      OF

                 ARROW EQUIPMENT CO., INC., MEMPHIS, TENNESSEE

                        ------------------------------


            WHEREAS, at a meeting of the Board of Directors of the Arrow Equipment Co., Inc., said meeting having been properly called and held at the office of the company at 1095 Harbor Avenue, Memphis, Tennessee, at 10:00 A.M., May 21, 1956, a resolution was passed by the Board of Directors of said corporation declaring it advisable to increase the authorized capital stock of the corporation from one thousand (1,000) shares of common stock of One Hundred Dollars ($100.00) per share with full voting rights to twenty-five hundred (2,500) shares of common stock of One Hundred Dollars ($100.00) per share with full voting rights and to twelve hundred fifty (1,250) shares of preferred stock, the preferred stock to be issued at the par value of One Hundred Dollars ($100.00) each, without any voting rights and the holders of said preferred stock shall be entitled to receive and shall receive dividends on the value of such stock as fixed by the Board of Directors pursuant to law at the rate of five percent (5%) per annum, which shall be cumulative and set aside from the net earnings and paid before any dividends shall be set aside or paid on the shares of common capital stock and in event of liquidation or dissolution, or winding up of the corporation or its business affairs the holders of shares of preferred capital stock shall be entitled to be paid first before any distribution of payment is to be made among the holders of common capital stock, and

            WHEREAS, at a meeting of the stockholders of the Arrow Equipment Co., Inc. properly called and held at the office of said company at 1095 Harbor Avenue, at 11:00 A.M., May 21, 1956, at which meeting all of the stockholders of said corporation were present in person, the resolution mentioned in the preceding paragraph was presented and on motion duly made and unanimously carried said resolution unanimously adopted, and has been duly entered upon the minutes of the corporation, and

            WHEREAS, at a subsequent meeting of the Board of Directors of Arrow Equipment Co., Inc. held at 12:00 A.M., May 21, 1956 at the office of the corporation at 1095 Harbor Avenue, Memphis, Tennessee, the Board of Directors of said corporation by proper resolution duly entered upon the minutes of the corporation authorized and directed N. A. Carter, Jr., as President, and Sarah Martin Carter, Secretary of the corporation, to execute proper certificate applying for amendment of the charter of the corporation for the purposes set out in the resolution.

            NOW, THEREFORE, we, the undersigned, comprising the Board of Directors, and the President and Secretary, respectively, of the Arrow Equipment Co., Inc., of 1095 Harbor Avenue, Memphis, Tennessee, hereby apply to the State of Tennessee for amendment to the charter of the corporation for the purpose of increasing the authorized capital stock of the corporation from one thousand (1,000) shares of common stock of par value of One Hundred Dollars ($100.00) per share with full voting rights, to twenty-five hundred (2500) shares of common stock of par value of one Hundred Dollars ($100.00) per share [with full voting rights, and twelve hundred fifty (1250) shares of preferred stock of par value of One Hundred Dollars ($100.00) per share] without voting rights, and of the characteristic rights and privileges as hereinbefore enumerated.

            WITNESS our hands at Memphis, Tennessee, this the 21st day of May, 1956.


                                                N. A. CARTER, JR.
                                          -------------------------------
                                          N. A. Carter, Jr.     President

      N. A. CARTER, JR.
- -------------------------------
N. A. Carter, Jr.      Director
                                                SARAH MARTIN CARTER
                                          -------------------------------
                                          Sarah Martin Carter   Secretary
      SARAH MARTIN CARTER
- -------------------------------
Sarah Martin Carter    Director

      C. A. DAVIS
- -------------------------------
C. A Davis             Director


STATE OF TENNESSEE
COUNTY OF SHELBY

            Personally appeared before me, the undersigned Notary Public, the within named directors and officers, N. A. Carter, Jr., Sarah Martin Carter and
C. A. Davis, Directors, and N. A. Carter, Jr., President and Sarah Martin Carter, Secretary, with each of whom I am personally acquainted and who acknowledged they executed the within application for an amendment to the Charter of Incorporation for the purposes therein contained and expressed.

            WITNESS my hand and Notarial Seal at office at Memphis, Tennessee, this the 21st day of May, 1956.


(SEAL)                                            C. A. DAVIS, JR.
                                          -------------------------------
                                                    Notary Public

My commission expires 20 April 1956

            I, G. EDWARD FRIAR, Secretary of State, do hereby certify that this amendment to charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me. This the 24th day of May, 1956.

                                          G. EDWARD FRIAR,
                                          SECRETARY OF STATE

                                 FEE:  $37.50

                     Amendment to Charter of Incorporation


                   AT A MEETING OF THE BOARD OF DIRECTORS OF


            ARROW EQUIPMENT CO., INC. duly held at the office of said corporation in Memphis, Tennessee, on the 10th day of June, 1966, the following resolution was adopted, its advisability declared and a meeting of the stockholders duly called to vote thereon; which resolution is as follows:



BE IT RESOLVED by the Board of Directors of the Arrow Equipment Co., Inc. that application be made, as required by Law for an Amendment to the Charter of Arrow Equipment Co., Inc. changing the name of the Corporation to Arrow Trailers, Inc.

            We, N. A. Carter, Jr. and Sarah Martin Carter the President and Secretary, respectively, of Arrow Equipment Co., Inc. a corporation chartered and organized under the laws of the State of Tennessee, in pursuance to directions from the Directors of the corporation, hereby certify that at a meeting of the stockholders of said corporation, legally called and held at the office of said corporation in the town of Memphis a resolution in writing was adopted by an affirmative vote of the stockholders, said affirmative vote representing a majority of the shares of stock in said corporation, declaring the desire of the stockholders to amend the charter of their said company for the purposes set forth in said resolution above set out, and that said resolution was duly entered on the minutes of said corporation:

            Now, therefore, we hereby certify to the fact of the adoption of said resolution by the stockholders of said corporation for the purposes set out, to the end that this certificate may be duly recorded in the office of the Secretary of State.



            Witness our hands this the 10th day of June, 1966.



                                          -------------------------------
                                            President or Vice-President



                                          -------------------------------
                                           Secretary of Asst. Secretary

STATE OF TENNESSEE

COUNTY OF SHELBY



      Personally appeared before me, a Notary Public of the county aforesaid N. A. Carter, Jr. and Sarah Martin Carter with whom I am personally acquainted, and who made oath before me in due form of law that N. A. Carter, Jr., is the president and Sarah Martin Carter is the Secretary of Arrow Equipment Co., Inc. and that the statements made in the foregoing certificate are true.

            Witness my hand and official seal at office in Memphis, Tennessee, this 10th day of June, 1966.



                                          --------------------------------
                                                      Notary Public

(If Notary Public) My Commission expires 10 day of Jan, 1967.




            We the undersigned, comprising a majority of the Board of Directors of Arrow Equipment Co., Inc., apply to the State of Tennessee for an amendment to the charter of that corporation for the purposes therein shown.

            Witness our signatures this the 10th day of June, 1966.

                                          -------------------------------
                                                   N. A. Carter, Jr.


                                          -------------------------------
                                               Sarah Martin Carter


                                          -------------------------------
                                                    C. A. Davis


STATE OF TENNESSEE

COUNTY OF SHELBY

            Personally appeared before me, a Notary Public (official title), the within named N. A. Carter, Jr., Sarah Martin Carter, and C. A. Davis Directors of Arrow Equipment Co., Inc. with whom I am personally acquainted, and who acknowledge that as such Directors they executed the within application for an amendment to the charter of incorporation for the purposes therein contained and expressed

            Witness my hand an seal of office, this the 10th day of June, 1966.


                                          ------------------------------
                                          Official Title - Notary Public

(If Notary Public) My Commission expires 10 day of Jan, 1967.

            I, JOE C. CARR, Secretary of State, do hereby certify that this amendment to charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me.

This the 17th day of June, 1966.

                                          JOE C. CARR,

                                          SECRETARY OF STATE

                                          FEE:  $10.00

Prepared by and return to:
WILLIAM D. EVANS, JR., ATTORNEY
Suite 2000, One Commerce Square
Memphis, Tennessee  38103


                             ARTICLES OF AMENDMENT

                                TO THE CHARTER

                                      OF

                             ARROW TRAILERS, INC.

                           -------------------------



            Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

            1.    The name of the corporation is ARROW TRAILERS, INC.

            2.    The amendment adopted is:

                  Article 1 regarding the name of the corporation is amended to state:

                  "The name of the corporation shall be
                  GREAT DANE TRAILERS TENNESSEE, INC."


            3. The amendment was duly adopted at a meeting of the Board of Directors on December 23, 1975.

            4.    This amendment is to become effective immediately.

            DATED:  January 20, 1976.



                                    GREAT DANE TRAILERS TENNESSEE, INC.



                                    By
                                      ---------------------------------
                                      Brooke Reeve, Jr., Chairman of
                                      the Board

            I, JOE C. CARR, Secretary of State, do hereby certify that this amendment to charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me. This 23rd day of March, 1976.

                                          JOE C. CARR,

                                          SECRETARY OF STATE

                                          FEE:  $10.00

                       DESIGNATION, REVOCATION OR CHANGE

                                      OF

                               REGISTERED AGENT

                                      OF

                      GREAT DANE TRAILER TENNESSEE, INC.

                      ----------------------------------

To the Secretary of State of the State of Tennessee:

            Pursuant to the provisions of Section 48-1201 of the Tennessee General Corporation Act, the undersigned foreign or domestic corporation or the incorporator or incorporators of a domestic corporation being organized under the Act submit the following statement for the purpose of designating, revoking, or changing, as the case may be, the registered agent for the corporation in the State of Tennessee:

            1.    The name of the corporation if Great Dane Trailer Tennessee,
Inc.

            2. The name and street address of its registered agent in the State of Tennessee shall be Joseph C. Jensen, 1095 Harbor Avenue, Memphis, Tennessee 38113.

Dated May 25, 1984.

                                    GREAT DANE TRAILER TENNESSEE, INC.



                                    By:
                                       -------------------------------

                                    Title:  Vice-President

                     ARTICLES OF AMENDMENT TO THE CHARTER

                                      OF

                      GREAT DANE TRAILERS TENNESSEE, INC.



                         CHANGING THE PRINCIPAL OFFICE



            Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

      1.    The name of the corporation is:

            GREAT DANE TRAILERS TENNESSEE, INC.

      2.    The amendment adopted is:

            The address of the principal office of the corporation in the State of Tennessee shall be:

            Street:           1095 Harbor Ave.

            City:             Memphis

            Zip Code:         38113

            County:           Shelby

      3. The amendment was duly adopted (at a meeting) (by the unanimous written consent) of the directors on January 16, 1984. (Strike inapplicable words).


      4. The amendment is to be effective when filed by the Secretary of State, unless otherwise stated (not later than thirty (30) days after such filing).

Dated:               , 19
      ---------------    ---
                                    GREAT DANE TRAILERS TENNESSEE, INC.
                                    Name of Corporation

                              By:
                                 ------------------------------
                                Signature

                                    SECRETARY
                                 ------------------------------
                                   Title


FILING FEE OF $10.00 REQUIRED, IN ADDITION TO ANNUAL REPORT FEE.

                       DESIGNATION, REVOCATION OR CHANGE

                                      OF

                               REGISTERED AGENT

                                      OF

                      Great Dane Trailers Tennessee Inc.



To the Secretary of State of Tennessee:

Pursuant to the provisions of Section 48.1201 of the Tennessee General Corporation Act, the undersigned foreign or domestic corporation or the incorporator or incorporators of a domestic corporation being organized under the Act submit the following statement for the purpose of designating, revoking or changing, as the case may be, the registered agent for the corporation in the state of Tennessee:

1.    The name of the corporation is Great Dane Trailers Tennessee, Inc.

      The address of the corporation is 1095 Harbor Ave., Memphis, Tennessee
38113

If a foreign corporation, state or country of incorporation


2. The name and street address of its registered agent in the State of Tennessee shall be Joseph C. Jensen, 1095 Harbor Ave. Memphis Tenn 38113

Dated        , 1984
      -------
                                    GREAT DANE TRAILERS TENNESSEE INC.
                                            Name of Corporation

                                    By
                                      -------------------------------
                                              (Title)